Exhibit 10.2


                           EMPLOYMENT AND AMENDED AND
                      RESTATED CHANGE OF CONTROL AGREEMENT
                                  (AS AMENDED)

         THIS EMPLOYMENT AND AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT (AS AMENDED) (this "Agreement") was made and entered into this 21st day of January, 1998 by and among CCB Financial Corporation, a North Carolina corporation ("CCBF"), Central Carolina Bank and Trust Company, a North Carolina commercial bank ("CCB Bank"), and J. Scott Edwards ("Executive"), and is amended hereby as of August 1, 1999.

                                   BACKGROUND
                                   ----------

         WHEREAS, Executive is a Senior Executive Vice President of CCBF and of CCB Bank, the primary banking subsidiary of CCBF; and

         WHEREAS, the expertise and experience of Executive, his knowledge of the affairs of CCBF and its direct and indirect subsidiaries (the
"Subsidiaries"), and his relationships and reputation in the financial institutions industry are extremely valuable to CCBF, CCB Bank and the other Subsidiaries; and

         WHEREAS, it is in the best interests of CCBF, its Subsidiaries and its shareholders to maintain an experienced and sound executive management team to manage CCBF, CCB Bank and the other Subsidiaries and to further CCBF's overall strategies to protect and enhance the value of its shareholders' investments; and

         WHEREAS, CCBF, CCB Bank and Executive entered into this Agreement to establish the scope, terms and conditions of Executive's employment by CCBF and CCB Bank;

         WHEREAS, CCB Bank and Executive amended and restated herein the Change of Control Agreement dated July 17, 1996 between CCB Bank and Executive in order to continue the provision of security to, and to continue to insure the loyalty of, Executive in the event of a change in control of CCBF or CCB Bank, and CCBF became obligated, jointly and severally with CCB Bank, under the provisions of such agreement as amended and restated herein; and

         WHEREAS, CCBF, CCB Bank and Executive desire to amend this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 o'clock, a.m., on January 21, 1998 (the "Effective Date").

         2. Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

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                  Term                                        Section
                  ----                                        -------

                  Accrued Obligations                         Section 8(a)(i)(A)
                  Additional Payment                          Section 10(a)
                  Base Salary                                 Section 6(a)
                  Bank Board                                  Section 6(a)
                  Benefit Plans                               Section 6(c)
                  Cause                                       Section 7(b)
                  CCBF Board                                  Section 3
                  Change of Control                           Section 9(b)
                  Change of Control Termination               Section 9(a)
                  Change of Control Termination Date          Section 9(a)
                  Code                                        Section 8(c)
                  Collateral Assignment                       Section 6(e)
                  Competitor                                  Section 13(a)
                  Continuing Period                           Section 9(c)(iv)
                  Commissioner                                Section 15(d)
                  Date of Termination                         Section 7(e)
                  Disability                                  Section 7(a)
                  Disability Effective Date                   Section 7(a)
                  Effective Date                              Section 1
                  EMIP                                        Section 6(b)(i)
                  Employment Period                           Section 4
                  Excise Tax                                  Section 10(a)
                  FDIC                                        Section 15(d)
                  Good Reason                                 Section 7(c)
                  Group                                       Section 9(b)
                  Incumbent Directors                         Section 9(b)
                  Insurance Policy                            Section 6(e)
                  Insurance Policy Buy-Out Option             Section 8(a)(vi)
                  IRS                                         Section 10(a)
                  ISOs                                        Section 8(c)
                  LTIP                                        Section 6(b)(ii)
                  1934 Act                                    Section 9(b)
                  Notice of Termination                       Section 7(d)
                  Other Benefits                              Section 8(a)(iv)
                  Options                                     Section 8(a)(v)
                  Payment                                     Section 10(a)
                  Person                                      Section 9(b)
                  Remaining Employment Period                 Section 8(a)(i)(B)
                  Restricted Period                           Section 8(a)(vii)
                  Split Dollar Agreement                      Section 6(e)
                  Subsidiaries                                Preamble
                  Target EMIP Bonus                           Section 8(a)(i)(A)
                  Target LTIP Award                           Section 8(a)(ii)
                  Welfare Benefit Plans                       Section 6(d)

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         3. Employment. Executive will be employed as the Senior Executive Vice
President in charge of the Administrative Group of each of CCBF and CCB Bank. Executive's responsibilities, duties, prerogatives and authority in such executive offices, and the clerical, administrative and other support staff and office facilities provided to him, shall be those customary for the principal executive officer of publicly held corporations generally and of holding companies and financial institutions that are a part of the financial institution industry specifically. In his executive capacities Executive shall report to the President and Chief Executive Officer of CCBF and CCB Bank, as applicable.

         4. Employment Period. Unless earlier terminated in accordance with Sections 7 or 9 hereof, Executive's employment shall be for a renewing three (3) year term (the "Employment Period"), beginning at the Effective Date. The Employment Period shall, without further action by Executive, CCBF or CCB Bank, be extended for an additional one (1) year on each anniversary of the Effective Date, such that the remaining term of the Employment Period shall continue to be three (3) years; provided, further, however, that CCBF and CCB Bank or Executive may, by notice to the other, cause the Employment Period to cease to extend automatically as of a specific anniversary of the Effective Date. Such notice must be given and received at least eleven (11) months and thirty-one (31) days prior to the anniversary of the Effective Date on which it is to be effective. Upon the effectiveness of such notice, the Employment Period shall be fixed at three (3) years, and the Employment Period shall terminate upon the expiration of such three-year period.

         5. Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of CCBF and CCB Bank, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently his responsibilities and duties under this Agreement. During the Employment Period it shall not be a violation of this Agreement for Executive to
(i) devote reasonable periods of time to charitable, trade association, community and similar activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere with the performance of Executive's responsibilities and duties under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities and duties hereunder.

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         6. Compensation and Benefits.

                  (a) Base Salary. For the 1999 fiscal year CCBF will pay to Executive a base salary in the amount of $313,200 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under CCB Bank's payroll practices from time to time. The Compensation Committee of the CCBF Board shall review Executive's total compensation annually and in its sole discretion may adjust Executive's Base Salary from year to year, but during the Employment Period neither the Compensation Committee, the CCBF Board nor the Board of Directors of CCB Bank (the "Bank Board") may decrease Executive's Base Salary below $313,200, and periodic increases, once granted, shall not be subject to revocation. The annual review of Executive's total compensation by the Compensation Committee will consider, among other things, changes in the cost of living, Executive's own performance and CCBF's consolidated performance.

                  (b) Incentive Plans. During the Employment Period, Executive shall be entitled:

                  (i) to participate in CCBF's Executive Management Incentive Plan ("EMIP"), and any successor or substitute plan to the EMIP, in at least as favorable a manner as any other participant of the same rank. The President and Chief Executive Officer of CCBF and CCB Bank shall recommend annually to the Compensation Committee with respect to the Executive appropriate minimum, target and maximum performance objectives, and appropriate measures and weights for the components of the performance objectives, for the EMIP generally and shall also recommend minimum, target and maximum bonus levels for the executive employee participants in the EMIP (taking into consideration any contractual rights of any such participants). Executive's annual minimum, target and maximum bonus levels under the EMIP shall be 0%, 50%, and 100% of Executive's Base Salary for such year or such greater levels as the Compensation Committee may determine Executive's individual performance warrants or as are necessary to satisfy the provisions of the first sentence of this item (i); and

                  (ii) to participate in CCBF's Long-Term Incentive Plan ("LTIP"), and any successor or substitute plan to the LTIP, in at least as favorable a manner as any other participant of the same rank.

                  (c) Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to senior executive employees of CCBF or CCB Bank (the "Benefit Plans"), and on at least as favorable a basis as any other participant of the same rank. Without limiting the foregoing, Benefit Plans shall include the CCB Financial Corporation Retirement Plan, the CCB Financial Corporation Retirement Savings Plan, the CCB Financial Corporation Retirement Income Equity Plan, the CCB Financial Corporation Retirement Savings Equity Plan and any substitute and successor plan to any of the foregoing.

                  (d) Welfare Benefit Plans. During the Employment Period, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by CCBF or CCB Bank (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the

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extent applicable generally to senior executive employees of CCBF or CCB Bank
("Welfare Benefit Plans").

                  (e) Life Insurance. During the Employment Period, CCBF and CCB Bank shall maintain a split-dollar life insurance agreement with Executive (the "Split Dollar Agreement") and, together with Executive, maintain a related life insurance policy to be owned by Executive (the "Insurance Policy") and collaterally assigned to CCBF and/or CCB Bank (the "Collateral Assignment"), providing coverage on the life of Executive for the benefit of Executive's estate, beneficiaries designated by him, and/or trusts created by him. The amount of life insurance coverage provided to, and the terms, provisions and conditions of the coverage maintained for, Executive shall be at least as much and at least as favorable to Executive as the amount, terms, provisions and conditions of coverage provided and maintained, as applicable, under split-dollar insurance agreements and policies maintained for other employees of CCBF and/or CCB Bank of the same rank (taking into consideration differences in age and health). Any exercise of the Insurance Policy Buy-Out Option (as defined below) by Executive shall release CCBF and CCB Bank from any further obligation to maintain the Split Dollar Agreement or the Insurance Policy.

                  (f) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of CCBF and CCB Bank to the extent applicable generally to other senior executive employees of CCBF or CCB Bank.

                  (g) Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of CCBF and CCB Bank in effect for senior executive employees of CCBF or CCB Bank. In addition to, and not in lieu of, any other provision of this Agreement, Executive shall receive annually an allowance equal to three percent (3%) of his Base Salary for such fiscal year under CCB Bank's "Senior Officer Perquisites" policy, payable and available for such uses as are set forth in such policy.

                  (h) Vacation, Sick and Other Leave. During the Employment Period, Executive shall be entitled annually to a minimum of twenty (20) business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of CCBF or CCB Bank.

                  (i) Allocation. CCBF and CCB Bank may allocate between them for accounting and taxation purposes the payment of compensation to Executive under this Agreement on the basis of such factors as they deem relevant and appropriate; provided, however, that CCBF and CCB Bank shall be jointly and severally liable and obligated to fulfill all obligations to Executive under this Agreement.

         7. Termination of Employment (Other Than In Connection With A Change Of Control).

                  (a) Death or Disability. Executive's employment with CCBF and CCB Bank shall terminate automatically upon Executive's death during the Employment Period. If the CCBF Board and the Bank Board determine in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), they may give to Executive written notice in accordance with Section 7(d) and 16(g) of this Agreement of their intention to terminate Executive's employment. In such event, Executive's employment with CCBF and CCB Bank shall terminate effective on the 60th day after receipt of such written notice by Executive (the "Disability

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Effective Date"), provided that, within the 30 days after such receipt,
Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with CCBF and CCB Bank on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the CCBF Board and the Bank Board, or the insurers of CCBF and CCB Bank, and acceptable to Executive or Executive's legal representative, which acceptance shall not be unreasonably withheld, subject to (i) CCBF's and CCB Bank's obligations, and Executive's rights, under (A) the Americans With Disabilities Act, 42 U.S.C. ss.ss.1210 ET SEQ., and (B) the Family and Medical Leave Act, 29 U.S.C. ss.ss.2601 ET SEQ. (and the regulations promulgated under the foregoing Acts), and (ii) the exclusion from such 180 business day calculation of any business days constituting vacation days under Section 6(h) and any business days which an employee is permitted to be absent under the disability, sick or other leave policies of CCBF or CCB Bank.

                  (b) Cause. CCBF and CCB Bank may terminate Executive's employment with CCBF and CCB Bank for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties with CCBF and CCB Bank, other than any such failure resulting from Disability, after a written demand for substantial performance is jointly delivered to Executive by the CCBF Board and the Bank Board which specifically identifies the manner in which the CCBF Board and the Bank Board believe that Executive has not substantially performed Executive's duties, or

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to CCBF and CCB Bank.

For purposes of this provision, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of CCBF and CCB Bank. Any act, or failure to act, based upon authority given pursuant to resolutions duly adopted by the CCBF Board or the Bank Board or based upon the advice of counsel for CCBF or CCB Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of CCBF and CCB Bank. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive copies of resolutions duly adopted by the affirmative votes of not less than three-quarters (3/4) of the entire membership of each of the CCBF Board and the Bank Board at meetings of such Boards called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the CCBF Board and the Bank Board), finding that, in the good faith opinion of each such Board, Executive is guilty of the conduct described in items (i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) Good Reason. Executive's employment may be terminated by Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) the assignment to Executive of any duties or responsibilities inconsistent in any respect with Executive's position (including status, offices, titles, and reporting requirements), authority, duties, prerogatives or responsibilities as contemplated by Section 3 of this Agreement, or any other action by CCBF or CCB Bank which results in a diminution in such positions, authority, duties, prerogatives or responsibilities, excluding for this purposes an isolated, insubstantial and

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                           inadvertent action not taken in bad faith and which
                           is remedied by CCBF or CCB Bank, as applicable, promptly after receipt of notice thereof given by Executive;

                  (ii) any failure by CCBF or CCB Bank to comply with any of the provisions of Section 6 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by CCBF or CCB Bank, as applicable, promptly after receipt of notice thereof given by Executive;

                  (iii) the requirement by CCBF and/or CCB Bank that Executive, without his consent, be based or conduct on an on-going basis more than ten percent (10%) of his activities under this Agreement at any office or location more than 35 mile (by most direct highway route) from the location of the headquarters building of CCBF and CCB Bank in Durham, North Carolina as of the Effective Date;

                  (iv) any purported termination of Executive's employment under this Agreement otherwise than as expressly permitted by this Agreement; or

                  (v) any failure by CCBF and/or CCB Bank to comply with and satisfy Section 14(b) of this Agreement.

For purposes of this Section 7(c), any good faith determination of "Good Reason" made by Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by CCBF and CCB Bank for Disability or Cause or by Executive for Good Reason shall be communicated by Notice of Termination to the other party thereto given in accordance with Section 16(g) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice except as otherwise provided in Section 7(a)). The failure by Executive or CCBF and CCB Bank to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause or Good Reason shall not waive any right of Executive or CCBF and CCB Bank hereunder or preclude Executive or CCBF and CCB Bank from asserting such fact or circumstance in enforcing Executive's or CCBF's and CCB Bank's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by CCBF and CCB Bank for Cause or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by CCBF and CCB Bank other than for Cause or Disability or other than by reason of death, the date of receipt of the Notice of Termination, and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

         8. Obligations of CCBF and CCB Bank Upon Termination (Other Than In Connection With A Change Of Control).

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                  (a) Other Than For Cause, Death or Disability. If, during the
Employment Period, CCBF shall terminate Executive's employment other than for Cause, death or Disability, or Executive shall terminate his employment for Good Reason (and, in each case, other than in connection with a Change of Control), then in consideration of Executive's services rendered prior to such termination;

                  (i) CCBF and CCB Bank shall pay to Executive a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's "target" bonus for the then current fiscal year under the EMIP as described in Section 6(b)(i) above ("Target EMIP Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) Executive's Base Salary divided by 365; and

                           C. the amount equal to the product of (1) the number of days in the Remaining Employment Period, and (2) Executive's Target EMIP Bonus divided by 365; and

                           D. an amount equal to the excess of (a) the actuarial equivalent of Executive's benefits under the Benefit Plans that are qualified defined benefit retirement plans (utilizing actuarial assumptions no less favorable to Executive than those in effect under the CCB Financial Corporation Retirement Plan on the Date of Termination) and any Benefit Plans that are excess or supplemental retirement plans in which Executive participates which Executive would receive if Executive's employment continued throughout the Remaining Employment Period, assuming for this purpose that all accrued benefits are fully vested and assuming that Executive's compensation in each remaining year of the Employment Period is the Base Salary plus the Target EMIP Bonus, over (b) the actuarial equivalent of Executive's actual benefits (paid or payable), if any, under such Benefit Plans as of the Date of Termination; and

                  (ii) CCBF shall immediately grant, if not theretofore granted for the fiscal year in which the Date of Termination occurs, an award under the LTIP of the same type and in the same quantitive amount as Executive's "target" award under the LTIP for the current fiscal year ("Target LTIP Award"), which award shall be vested and non-forfeitable as of the Date of Termination (assuming for calculation purposes that the LTIP's superior performance objective for such fiscal year has

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                           been met) and shall be exercisable on and after the
                           first day subsequent to the six (6) months following the date of grant; and

                  (iii) for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, CCBF and CCB Bank shall continue to provide benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans described in Section 6(d) of this Agreement if Executive's employment had not been terminated; provided, however, that if Executive becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer's plans as Executive would receive under the Welfare Benefit Plans under this item (iii), the benefits under the Welfare Benefit Plans shall be secondary to those provided under such other employer's plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed throughout the Remaining Employment Period and to have retired on the last day of such period; and

                  (iv) to the extent not theretofore paid or provided, CCBF and CCB Bank shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided herein or which Executive is eligible to receive under any Welfare Benefit Plan or any other plan, program, policy or practice or contract or agreement of CCBF or CCB Bank (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                  (v) all options to acquire capital stock of CCBF ("Options") previously granted to Executive, including those awarded under item (ii) above, that are unvested on the Date of Termination shall be deemed vested, fully exercisable and non-forfeitable as of the Date of Termination and all previously granted Options that are vested, but unexercised, on the Date of Termination shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Executive's employment; and

                  (vi) during the Remaining Employment Period, CCBF and CCB Bank shall maintain the Split Dollar Agreement and continue to pay all premiums due under the Split Dollar Agreement and the Insurance Policy; provided, however, that upon or at any time prior to the expiration of the Remaining Employment Period, Executive or the then owner of the Insurance Policy may terminate the Split Dollar Agreement and the Collateral Assignment by paying to CCBF and/or CCB Bank an amount equal to the total amount of the premiums advanced by CCBF and/or CCB Bank in accordance with the Split Dollar Agreement as of the date of the termination of the Split Dollar Agreement, minus any withdrawals of cash value or loans proceeds received by CCBF and/or CCB Bank from the cash value of the Insurance Policy and which were made to CCBF and/or CCB Bank as of the date of the termination of the Split Dollar Agreement (such payment may, in the discretion of Executive or other owner of the policy, be made in cash or may be accomplished by means of a loan or withdrawal of cash values of the Insurance

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                           Policy which is authorized by the Executive or such
                           other owner of the Insurance Policy) (the "Insurance Policy Buy-Out Option");

                  (vii) provided, however, that notwithstanding any provision of this Agreement to the contrary, Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to Executive, shall repay in full to CCBF or CCB Bank, as applicable, with interest at 8% per annum within 30 days of a final determination of Executive's liability therefor as set forth below, the sum of the amounts described in Section 8(a)(i)(B) and (C) of this Agreement if any time during the Employment Period or the Remaining Employment Period (the "Restricted Period") Executive violates the restrictive covenants set forth in Section 13 of this Agreement. Any determination of whether Executive has violated such covenants shall be made by arbitration in Durham, North Carolina under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

                  (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, except that; (i) Accrued Obligations shall timely be paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; (iii) all Options previously granted to Executive that vested at or prior to the Date of Termination shall remain exercisable for the longer of twelve (12) months and the exercise period in effect immediately prior to the Date of Termination; (iv) all Options previously granted to Executive and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (v) Executive's rights to all benefits under all Benefit Plans that are "non-qualified" plans shall be 100% vested, regardless of Executive's age or years of service, at the time of Executive's death. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, all benefits under CCBF's and CCB Bank's plans, programs, practices and policies relating to death benefits, if any, as are applicable generally to senior executive employees of CCBF or CCB Bank and their beneficiaries, and on the same basis as such senior executive employees and their beneficiaries. Without limiting the foregoing, for one (1) year after Executive's death, CCBF and CCB Bank shall pay any premium required for any "qualified beneficiary" to continue his or her health care coverage in accordance with Title I, Part 6 of the Employee Retirement Security Act of 1974, as amended.

                  (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that: (i) Accrued Obligations shall be timely paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; (iii) all Options that are" incentive stock options" ("ISOs"), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of twelve (12) months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all Options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for twelve (12) months from the Date of Termination, and (B) in the case of Options that are not ISOs, for the exercise period set forth in the applicable grant; (v) all other Options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; and (vi) Executive may exercise his Insurance Plan Buy-Out Option on the Date of Termination. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, all disability and other benefits under all Welfare Benefit Plans and all other plans, programs, practices, and policies of CCBF and CCB Bank relating to disability, if any, as are applicable generally to senior executive employees of CCBF and CCB Bank and their families, and on the same basis as such senior executive employees and their families.

                  (d) Cause. If Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination, and
(ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive's right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. ss.1161 ET SEQ.

         9. Termination In Connection With a Change of Control.

                  (a) Change of Control Termination. In the event that during the Employment Period, CCBF and CCB Bank terminate Executive's employment other than for Cause or Disability or Executive terminates such employment for Good Reason, in any of the foregoing cases within one (1) year after a Change of Control (each a "Change of Control Termination"), Executive shall be entitled to receive the payments and benefits specified in this Section 9. The date on which CCBF and CCB Bank or Executive receives notice in accordance with Section 16(g) of a Change of Control Termination shall be deemed the Change of Control Termination Date.

                  (b) Definition of Change of Control. A Change of Control shall be deemed to have occurred upon: (i) any "Person" or "Group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), but not including CCBF, CCB Bank, any other Subsidiary or any "employee benefit plan" (as defined in or pursuant to the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.1002(3), and as used herein "Person" or "Group") becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) or otherwise acquiring control, directly or indirectly, of securities of CCBF representing twenty-five percent (25%) or more of the voting power of CCBF's then outstanding securities; (ii) the acquisition by any Person or Group in any manner of the ability to elect, or to control the election, of a majority of the directors of CCBF or CCB Bank; (iii) the merger of CCBF or CCB Bank into another entity, the merger of any entity into CCBF or CCB Bank or the acquisition of assets by CCBF or CCB Bank, in any such case with the result that the beneficial owners of CCBF's and CCB Bank's outstanding securities immediately prior to such transaction do not beneficially own more than sixty percent (60%) of CCBF's and CCB Bank's outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of CCBF or CCB Bank to any entity not controlled by CCBF; (v) the consummation of any transaction by CCBF or CCB Bank that results (A) in the majority of the Boards of Directors of CCBF and CCB Bank after the consummation of such transaction not being composed of Incumbent Directors, or (B) the beneficial owners of CCBF's outstanding securities immediately prior to the consummation of such a transaction not beneficially owning more than sixty percent (60%) of CCBF's outstanding securities after such transaction; or (vi) the occurrence of any other event or circumstance which is not described in the foregoing provisions of this Section 9(b) but which the CCBF Board determines affects control of CCBF and/or CCB Bank and constitutes a Change of Control for purposes of this Agreement. The term "Incumbent Director" shall mean any director who as of the Effective Date was a member of the CCBF Board or the Bank Board, or any individual becoming a member of the CCBF Board or the Bank Board subsequent to the Effective Date whose election by CCBF shareholders or by the shareholder of CCB Bank, as applicable, was recommended by at least two-thirds (2/3) of the then Incumbent Directors on the CCBF Board or the Bank Board, as applicable.

         Notwithstanding the foregoing, a Change of Control shall not include any transaction to which Executive consents in a writing specifically noting this provision of this Agreement.

                  (c) Change of Control Payments and Benefits. Upon a Change of Control Termination:

                           (i) CCBF and CCB Bank shall pay to Executive in a lump sum in cash within 30 days after the date of the Change In Control Termination Date the aggregate of the following amounts:

                                    (A)     the sum of the Accrued Obligations;
                                            and

                                    (B)     an amount equal to 2.99 times the
                                            total of Executive's Base Salary and
                                            Target EMIP Bonus; and

                                    (C)     an amount equal to the excess of (a)
                                            the actuarial equivalent of the
                                            benefits under CCBF's Benefit Plans
                                            that are qualified defined benefit
                                            retirement plans (utilizing
                                            actuarial assumptions no less
                                            favorable to Executive than those in
                                            effect under the CCB Financial
                                            Corporation Retirement Plan on the
                                            Change of Control Termination Date)
                                            and any Benefit Plan that are excess
                                            or supplemental retirement plans in
                                            which Executive participates which
                                            Executive would receive if
                                            Executive's employment continued
                                            throughout the Remaining Employment
                                            Period, assuming for this purpose
                                            that all accrued benefits are fully
                                            vested, and, assuming that
                                            Executive's compensation in each
                                            remaining year of the Employment
                                            Period is the Base Salary plus the
                                            Target EMIP Bonus, over (b) the
                                            actuarial equivalent of Executive's
                                            actual benefits (paid or payable),
                                            if any, under such Benefit Plans as
                                            of the Change of Control Termination
                                            Date; and

                           (ii) Unless the relevant Change of Control is a merger of CCBF or CCB Bank with another Person or entity which is intended to be accounted for under the pooling-of-interests method and which has been approved by the vote of such number of Incumbent Directors as comprised a majority of the CCBF Board or the Bank Board, as applicable, CCBF shall immediately grant, if not theretofore granted for the fiscal year in which the Change of Control Termination Date occurs, an award under the LTIP of the same type and in the same quantitive amount as the Target LTIP Award, which award shall be vested and non-forfeitable as of the Change of Control Termination Date (assuming for calculation purposes that the LTIP's superior performance objective for such fiscal year has been met) and shall be exercisable on and after the first day subsequent to the six (6) months following the date of grant; and

                           (iii) CCBF shall immediately grant, if not theretofore granted for the fiscal year in which the Date of Termination occurs, an award under the EMIP of the same type and in the same quantitive amount as the Target EMIP Bonus, which award shall be distributed as of the Change of Control Termination Date (assuming for calculation purposes that the EMIP's maximum performance objective for such fiscal year has been met); and

                           (iv) for the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the "Continuing Period"), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, CCBF and CCB Bank shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans described in Section 6(d) of this Agreement if Executive's employment had not been terminated; provided, however, that if Executive becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer's plans as Executive would receive under the Welfare Benefit Plans under this item (iv), the benefits under the Welfare Benefit Plans shall be secondary to those provided under such other plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period; and

                           (v) all Options previously granted to Executive that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that Options granted less than six (6) months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six (6) months following their dates of grant) and all previously granted Options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Executive's employment; and

                           (vi) Executive's benefits under all Benefit Plans that are non-qualified plans shall be 100% vested, regardless of Executive's age or years of service, as of the Change of Control Termination Date; and

                           (vii) CCBF and CCB Bank shall maintain and continue to pay during the Continuing Period all premiums due under the Split Dollar Agreement and the Insurance Policy; provided, however, that upon or at any time prior to the expiration of the Continuing Period, Executive may exercise his Insurance Policy Buy-Out Option.

         10. Additional Payments

                  (a) Amount of Additional Payments. Anything in this Agreement seemingly to the contrary notwithstanding, in the event it shall be determined that any or the aggregate of all payments, distributions, accelerations of vesting, awards and provisions of benefits by CCBF and/or CCB Bank to or for the benefit of the Executive (whether paid or payable, distributed or distributable, accelerated, awarded or provided pursuant to the terms of this Agreement or otherwise) (a "Payment") would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then prior to the making of any Payment to the Executive, a calculation shall be made of the amount of the Excise Tax and an additional cash payment (the "Additional Payment") shall be promptly made to the Executive in the sum of (i) the Excise Tax and (ii) the total of any Excise Tax and income tax or any other tax payable on the amounts specified in item (i) and this item (ii). In addition, if it shall be determined at any time by reference to Internal Revenue Service ("IRS") regulations or rulings, as a consequence IRS audits or assessments of Executive (or in settlement thereof), by reference to the terms of the final judgment of a court or other judicial body of competent jurisdiction or as a result of other similar events requiring Executive to pay an Excise Tax or any income or other excise tax on the amounts specified in this Section 10(a), that an Additional Payment made was less than the sums specified in items (i) and (ii) above, CCBF and CCB Bank promptly shall make a further cash payment to Executive in the sum of (x) such deficit and (y) any Excise Tax and any income tax or any other tax on such further cash payment.

                  (b) Determination of Excise Tax and Other Amounts. The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to in Section 10(a) shall be made by CCBF's and CCB Bank's regular independent accounting firm or, at the election of Executive, another nationally recognized independent accounting firm (either, the "Accounting Firm") which shall provide detailed supporting analyses and calculations. All fees and expenses of the Accounting Firm shall be borne solely by CCBF and CCB Bank. Any determination by the Accounting Firm shall be binding upon CCBF, CCB Bank and Executive.

         11. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy, or practice provided by CCBF, CCB Bank or any other Subsidiary and for which Executive may qualify, nor, subject to Section 14(e), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with CCBF, CCB Bank or any other Subsidiary. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with CCBF, CCB Bank or other Subsidiary at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.

         12. Full Settlement. CCBF's and CCB Bank's obligation to make the payments provided for in this Agreement and otherwise to perform their obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which CCBF or CCB Bank may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided, however, that Executive's right to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Sections 8(a)(iv) and 9(c)(iv). CCBF and CCB Bank agree to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by CCBF and CCB Bank, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the "applicable federal rate" provided for in Section 7872(f)(2)(A) of the Code.

         13. Covenants.

                  (a) Covenant Not to Compete. During the Restricted Period, Executive shall not, within the States of North Carolina and South Carolina, directly or indirectly, in any capacity, render his services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which CCBF or any of its Subsidiaries that are financial institutions, is engaged as of the date of this Agreement (a "Competition"), which business activities include the provision of banking services (collectively, the "Business"); provided, however, that Executive's ownership of less than three percent (3%) of the outstanding securities of any Competitor that has a class of securities listed on a securities exchange or qualified for quotation on any over-the-counter market shall not be a violation of the foregoing. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time, scope or territory, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowable under applicable law.

                  (b) Covenant No to Solicit Customers. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any other person or entity (other than CCBF or a Subsidiary), solicit the provision of banking services to any person, partnership, corporation or other entity who is or was (i) a customer of any Subsidiary during any part of the twelve (12) month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any Subsidiary solicited the provision of banking services during any part of the twelve (12) month period immediately prior to the Date of Termination.

                  (c) Covenant Not to Solicit Employees. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of CCBF or any Subsidiary to leave the employment of CCBF or such Subsidiary to work with Executive or with any person, partnership, corporation or other entity with whom Executive is or becomes affiliated or associated.

                  (d) Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 13 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

                  (e) Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 13, and that in addition to all other rights and remedies available to CCBF, CCBF shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach.

                  (f) Separate Covenants and Severability. The covenants and agreements contained in this Section 13 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

                  (g) Inapplicability. The provisions of this Section 13 shall not be operative upon, or be in any way enforceable against Executive at or after, a Change of Control Termination or a termination of Executive's employment by CCBF and CCB Bank other than for Cause, death or Disability (i.e., a termination without Cause).

         14. Assignment and Successors.

                  (a) Executive. This Agreement is personal to Executive and without the prior written consent of CCBF and CCB Bank shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) CCBF and CCB Bank. This Agreement shall inure to the benefit of and be binding upon CCBF and CCB Bank and their respective successors and assigns. Each of CCBF and CCB Bank will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of its business or more than fifty percent (50%) of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place. As used in this Agreement, "CCBF" and "CCB Bank" shall mean CCBF and CCB Bank as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         15. Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of CCBF and CCB Bank under this Agreement are subject to the following terms and conditions:

                  (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of CCBF's or CCB Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818 (e)(3) and (g)(1)), CCBF's or CCB Bank's obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of CCBF's or CCB Bank's obligations, as applicable, which were suspended shall be reinstated.

                  (b) If Executive is removed and/or permanently prohibited from participating in the conduct of CCBF's or CCB Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818 (e)(4) and (g)(1)), all obligations of CCBF or CCB Bank, as applicable, under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (c) If CCB Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S. C. ss.1813 (x)(1)), all obligations of CCB Bank under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.

                  (d) All obligations of CCB Bank under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of CCB Bank, if so ordered by the North Carolina Commissioner of Banks (the "Commissioner") at the time the

Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of CCB Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. ss.1823 (c)), or if so ordered by the Commissioner at the time the FDIC approves a supervisory merger to resolve problems related to operation of CCB Bank or when CCB Bank is determined by the Commissioner to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

                  (e) With regard to the provisions of this Section 15(a) through (d):

                  (i) CCBF and CCB Bank agree to use their best efforts to oppose any such notice of charges as to which there are reasonable defenses;

                  (ii) In the event the notice of charges is dismissed or otherwise resolved in a manner that will permit CCBF and/or CCB Bank to resume their obligations to pay compensation hereunder, CCBF and/or CCB Bank will promptly make such payment hereunder; and

                  (iii) During any period of suspension under Section 15(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

                  (f) CCB Bank's obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss.1828(k)) limiting or prohibiting any "golden parachute payment" as defined therein, but only to the extent that the compensation or payments to be provided by CCB Bank under this Agreement are so prohibited or limited.

                  (g) It is intended by CCBF, CCB Bank and Executive that if only one of CCBF and CCB Bank is prohibited from fulfilling its obligations under this Agreement in any of the circumstances described in the above provisions of this Section 15 (whether for a period or permanently), the other shall remain obligated to fulfill all obligations of CCBF and CCB Bank under this Agreement.

         16. Miscellaneous.

                  (a) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(iv) and 9(c)(iv), no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

                  (b) Waiver. Failure of either part to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (c) Severability. If any provision or covenant, of any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

                  (d) Other Agents. Nothing in this Agreement is to be interpreted as limiting CCBF or CCB Bank from employing other personnel on such terms and conditions as may be satisfactory to it.

                  (e) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement among CCBF, CCB Bank and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive, including, without limitation, that certain Change of Control Agreement, dated July 17, 1995, by and between CCB Bank and Executive which is amended and restated herein. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.

                  (f) Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  (g) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:

                  To CCBF and CCB Bank:

                  CCB Financial Corporation
                  111 Corcoran Street
                  Durham, North Carolina  27702-0931
                  Attention:  Chairman of the Board

                  To Executive:

                  J. Scott Edwards
                  2323 Trail Woods Drive
                  Durham, North Carolina  27705

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (h) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment and Amended and Restated Change of Control Agreement (As Amended) as of August 1, 1999.

                                         CCB FINANCIAL CORPORATION


                                         By:/s/ ERNEST C. ROESSLER
                                            ------------------------------------
                                         Title: Chairman and President
                                               ---------------------------------


                                         CENTRAL CAROLINA BANK AND
                                                  TRUST COMPANY


                                         By:/s/ ERNEST C. ROESSLER
                                            ------------------------------------
                                         Title: Chairman and President
                                               ---------------------------------

                                         EXECUTIVE:


                                         /s/ J. SCOTT EDWARDS
                                         ---------------------------------------
                                         J. Scott Edwards